UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 22, 2021

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street Mount Horeb, Wisconsin 53572
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2021, Duluth Holdings Inc. (the “Company”) issued a press release reporting the appointment of Samuel M. Sato as President and Chief Executive Officer of the Company, effective May 3, 2021.  On May 3, 2021, Mr. Sato will replace Stephen L. Schlecht as Chief Executive Officer of the Company.  It is anticipated that Mr. Sato will be appointed to the Board of Directors of the Company (the “Board”) on May 27, 2021.  Also effective May 27, 2021, Mr. Schlecht intends to resign as Executive Chairman and transition to non-executive Chairman of the Board. In addition to holding the management responsibilities as described in the press release, Mr. Sato will replace Mr. Schlecht as the Company’s principal executive officer for SEC reporting purposes.

Mr. Sato, age 57, served as the Chief Executive Officer of The Finish Line, Inc., from February 2016 to February 2019, and also served on the Board of Directors of The Finish Line, Inc. from October 2014 to February 2019. Mr. Sato previously served as President of The Finish Line, Inc. from October 2014 to February 2016, President, Finish Line Brand, from October 2012 to October 2014, and President and Chief Merchandising Officer from October 2010 to September 2012, as well as The Finish Line, Inc.’s Executive Vice President, Chief Merchandising Officer from to March 2007 to October 2010. Mr. Sato began his career in 1985 at Nordstrom Inc., where he held various leadership roles within merchandising. Mr. Sato has been involved in the retail industry for over 30 years.

In consideration of Mr. Sato’s employment with the Company, Mr. Sato will receive, among other things, the following as described in his offer letter:

•An annualized base salary of $800,000;

•Eligibility to participate in the Company’s Annual Incentive Plan;

•An initial award of restricted stock, with a grant date fair value of $1,700,000;

•Eligibility to receive an annual award of restricted stock starting in fiscal 2022 to be based on annual results of his performance review and certain performance metrics to be determined at a later date;

•A lump sum payment upon certain terminations of his employment during a specified time period following a change of control of the Company;

•Certain payout benefits upon the termination of his employment as President and Chief Executive Officer due to death or disability, or termination of his employment by the Company without cause or termination of his employment by him for good reason; and

•Eligibility to participate in the Company’s healthcare and other benefit plans, and the Company’s relocation policy.

The Company and Mr. Sato intend to enter into an employment agreement, subject to approval by Compensation Committee of the Board and Board ratification, which will supersede the offer letter.  Mr. Sato’s employment is conditioned on his execution of that employment agreement.

Since January 29, 2018, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Sato had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is attached as an exhibit to this filing and incorporated herein by reference.

The Company’s press release announcing the hiring of Mr. Sato is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated April 22, 2021

99.1	Press Release dated April 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: April 27, 2021	By: /s/ David Loretta
David Loretta Senior Vice President and Chief Financial Officer